Calculation of Filing Fee Tables
S-3
CENTERPOINT ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,529.75
			Net Fee Due:						$ 125,570.25
Offering Note
[1]	This registration fee table shall be deemed to update the "Calculation of Registration Fee" in CenterPoint Energy, Inc.'s Registration Statement on Form S-3ASR (File No. 333-295924) (the "Current Registration Statement") in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	CenterPoint Energy, Inc.	S-3	333-272025	01/11/2024		$ 12,529.75	Equity	Common Stock, par value $0.01 per share		$ 84,889,912.32
Fee Offset Sources	2	CenterPoint Energy, Inc	S-3	333-272025		01/11/2024						$ 73,800.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	CenterPoint Energy, Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,000,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement dated January 11, 2024 (the "Prior Prospectus Supplement") and an accompanying prospectus dated May 17, 2023 pursuant to the Company's registration statement on Form S-3ASR (File No. 333-272025) filed with the Securities and Exchange Commission on May 17, 2023 (the "Prior Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $73,800.00, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the Prior Prospectus Supplement. The Prior Registration Statement terminated effective upon the filing of the Current Registration Statement. Shares of common stock having a proposed maximum offering price of $84,889,912.32 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $12,529.75 of the registration fee that was paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $138,100.00 due for this offering. The remaining balance of the registration fee, $125,570.25, has been paid in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplement.

Offset Note
[2]	CenterPoint Energy, Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,000,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement dated January 11, 2024 (the "Prior Prospectus Supplement") and an accompanying prospectus dated May 17, 2023 pursuant to the Company's registration statement on Form S-3ASR (File No. 333-272025) filed with the Securities and Exchange Commission on May 17, 2023 (the "Prior Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $73,800.00, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the Prior Prospectus Supplement. The Prior Registration Statement terminated effective upon the filing of the Current Registration Statement. Shares of common stock having a proposed maximum offering price of $84,889,912.32 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $12,529.75 of the registration fee that was paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $138,100.00 due for this offering. The remaining balance of the registration fee, $125,570.25, has been paid in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,000,000,000.00. The prospectus is a final prospectus for the related offering.